UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

AMERICAN NATIONAL GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Moody Plaza
Galveston, Texas 77550
(Address of principal executive offices and zip code)

(888) 221-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	ANGpB	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 7.375% Fixed-Rate Non-Cumulative Preferred Stock, Series D	ANGpD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2025, American National Group Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, HSBC Securities (USA) Inc. and TD Securities (USA) LLC, as representatives for the several underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $500,000,000 aggregate principal amount of the Company’s 7.000% Fixed-Rate Reset Junior Subordinated Notes due 2055 (the “Notes”) in a registered public offering (the “Offering”) pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-281155). The Company intends to use the net proceeds of the Offering to redeem in full the 6.625% Fixed-Rate Reset Non-Cumulative Preferred stock, Series B of the Company (the “Series B Preferred Stock”) and the related depositary shares in accordance with the terms thereof and, to the extent any proceeds remain, for general corporate purposes. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the Series B Preferred Stock or the related depositary shares.

On August 22, 2025, the Company closed its Offering. The Notes were sold in a public offering pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-281155). The notes were issued pursuant to an Indenture, dated as of October 2, 2024 (the “Base Indenture”), between the Company, as issuer, and Wilmington Trust, National Association, as trustee (the “Trustee”) and a Third Supplemental Indenture, dated as of August 22, 2025 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee, which supplemented the Base Indenture.

The Notes are unsecured and junior subordinated obligations of the Company that rank equally in right of payment with all of the Company’s future equally-ranking junior subordinated indebtedness and that rank junior in right of payment to all of the Company’s existing and future senior indebtedness. The Notes are effectively subordinated to all of the existing and future indebtedness and other liabilities of the Company’s subsidiaries. The Company’s subsidiaries will not be guarantors of the Notes. The Notes will rank senior to all of the Company’s equity securities, which include common stock and preferred stock. The Notes will bear interest (i) from and including the date of original issue to, but excluding, December 1, 2030 (the “First Reset Date”) at the fixed rate of 7.000% per annum and (ii) from and including the First Reset Date, during each Reset Period (as defined in the Indenture), at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined in the Indenture) as of the Reset Interest Determination Date (as defined in the Indenture) for such Reset Period plus 3.183%, to be reset on each Reset Date (as defined in the Indenture); provided, that the interest rate during any Reset Period will not reset below 7.000%. Subject to the Company’s right to defer interest payments as described in the Indenture, the Company will pay interest on the Notes semi-annually in cash in arrears on June 1 and December 1 of each year, beginning on December 1, 2025.

The Indenture limits the ability of the Company to consolidate or merge with or into, or sell, lease or otherwise transfer all or substantially all of the assets of the Company and its subsidiaries to, other companies, in each case subject to certain exceptions and qualifications set forth in the Indenture. Certain events relating to bankruptcy, insolvency or reorganization will constitute Events of Default under the Indenture which, if any occurs, would permit or require the principal of and accrued interest on the Notes to become or be declared due and payable.

The Notes will mature on December 1, 2055. However, the Company may redeem the Notes at its option in whole at any time or in part from time to time:

(1) during the three-month period prior to, and including, the First Reset Date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed; and (2) after the First Reset Date, on any interest payment date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed.

The Company may also redeem the Notes at its option in whole, but not in part, at any time within 90 days after the occurrence of a Tax Event, a Rating Agency Event or a Regulatory Capital Event (each as defined in the Indenture), at a redemption price equal to (i) in the case of a Tax Event or a Regulatory Capital Event, 100% of their principal amount or (ii) in the case of a Rating Agency Event, 102% of their principal amount. In each case of an optional redemption, the Company will also pay any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.

If the Company does not redeem the Notes in whole, at least $25 million aggregate principal amount of the Notes, excluding any Notes held by the Company or any of its affiliates, must remain outstanding after giving effect to such redemption. The Company may not redeem the Notes in part unless all accrued and unpaid interest, including deferred interest (and compounded interest, if any), has been paid in full on all outstanding Notes for all interest payment dates occurring on or before the redemption date.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The foregoing description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations under the Indenture and is qualified in its entirety by reference to the full text of the Base Indenture, which is incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2024, and the Third Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 19, 2025, among American National Group Inc. and Wells Fargo Securities, LLC, HSBC Securities (USA) Inc. and TD Securities (USA) LLC, as representatives for the several underwriters.
4.1	Third Supplemental Indenture, dated as of August 22, 2025, between American National Group Inc., as issuer, and Wilmington Trust, National Association, as trustee.
4.2	Form of 7.000% Fixed-Rate Reset Junior Subordinated Notes due 2055 (included in Exhibit 4.1).
5.1	Opinion of Cravath, Swaine & Moore LLP.
23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Cautionary Language Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on current expectations of management of the Company. Such statements include plans, projections and estimates regarding the use of proceeds from the Offering. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL GROUP INC.

Date: August 22, 2025	By:	/s/ Reza Syed
Reza Syed
Chief Financial Officer & Executive Vice President